AMENDED AND RESTATED
                      DECLARATION OF TRUST Fidelity
                 Garrison Street Trust
AMENDED AND RESTATED DECLARATION OF TRUST, made April
20th, 2000 by each of the Trustees whose signature is
affixed hereto (the "Trustees").
WHEREAS, the Trustees desire to amend and restate
this Declaration of Trust for the sole purpose of
supplementing the Declaration of Trust to incorporate
amendments duly adopted; WHEREAS, this trust was
initially made on April 23, 1986 by Edward C. Johnson
3d, Samuel W. Bodman and Frank Nesvet in order to
establish a trust for the investment and reinvestment
of funds contributed thereto; and
NOW, THEREFORE, the Trustees declare that all money
and property contributed to the trust hereunder shall
be held and managed in trust under this Amended and
Restated Declaration of Trust as herein set forth
below.
        _____________________________________________
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                      ARTICLE I
                NAME AND DEFINITIONS
NAME
Section 1. This Trust shall be known as "Fidelity
Garrison Street Trust."
DEFINITIONS
Section 2. Wherever used herein, unless otherwise
required by the context or specifically provided:
(a) The terms "Affiliated Person," "Assignment,"
"Commission," "Interested Person," "Majority
Shareholder Vote" (the 67% or 50% requirement of the
third sentence of Section 2(a)(42) of the 1940 Act,
whichever may be applicable), and "Principal
Underwriter" shall have the meanings given them in
the 1940 Act, as modified by or interpreted by any
applicable order or orders of the Commission or any
rules or regulations adopted or interpretative
releases of the Commission thereunder;
(b) "Bylaws" shall mean the bylaws of the Trust, if
any, as amended from time to time;
(c) "Class" refers to the class of Shares of a Series
of the Trust established in accordance with the
provisions of Article III;
(d) "Declaration of Trust" means this Amended and
Restated Declaration of Trust, as further amended or
restated, from time to time;
(e) "Net Asset Value" means the net asset value of
each Series of the Trust or Class thereof determined
in the manner provided in Article X, Section 3;
(f) "Shareholder" means a record owner of Shares of
the Trust; (g) "Shares" means the equal proportionate
transferable units of interest into which the
beneficial interest of the Trust or each Series shall
be divided from time to time, including such Class or
Classes of Shares as the Trustees may from time to
time create and establish and including fractions of
Shares as well as whole Shares as consistent with the
requirements of Federal and/or state securities laws;
(h) "Series" refers to any series of Shares of the
Trust established in accordance with the provisions
of Article III;
(i) "Trust" refers to Fidelity Garrison Street Trust
and reference to the Trust, when applicable to one or
more Series of the Trust, shall refer to any such
Series;
(j) "Trustees" refer to the individual trustees in
their capacity as trustees hereunder of the Trust and
their successor or successors for the time being in
office as such trustee or trustees; and
(k) "1940 Act" refers to the Investment Company Act
of 1940, as amended from time to time.
                           ARTICLE II PURPOSE OF
                        TRUST
The purpose of this Trust is to provide investors a
continuous source of managed investment in
securities.
                     ARTICLE III
                 BENEFICIAL INTEREST
SHARES OF BENEFICIAL INTEREST
Section 1. The beneficial interest in the Trust
shall be divided into such transferable Shares of
one or more separate and distinct Series or Classes
of Series as the Trustees shall, from time to time,
create and establish. The number of authorized
Shares of each Series, and Class thereof, is
unlimited. Each Share shall be without par value and
shall be fully paid and nonassessable. The Trustees
shall have full power and authority, in their sole
discretion, and without obtaining any prior
authorization or vote of the Shareholders of any
Series or Class of the Trust (a) to create and
establish (and to change in any manner) Shares or
any Series or Classes thereof with such preferences,
voting powers, rights, and privileges as the
Trustees may, from time to time, determine; (b) to
divide or combine the Shares or any Series or
Classes thereof into a greater or lesser number; (c)
to classify or reclassify any issued Shares into one
or more Series or Classes of Shares; (d) to abolish
any one or more Series or Classes of Shares; and (e)
to take such other action with respect to the Shares
as the Trustees may deem desirable.
ESTABLISHMENT OF SERIES AND CLASSES
Section 2. The establishment of any Series or Class
thereof shall be effective upon the adoption of a
resolution by a majority of the then Trustees setting
forth such establishment and designation and the
relative rights and preferences of the Shares of such
Series or Class, whether directly in such resolution
or by reference to, or approval of, another document
that sets forth such relative rights and preferences
of the Shares of such Series or Class including,
without limitation, any registration statement of the
Trust, or as otherwise provided in such resolution.
At any time that there are no Shares outstanding of
any particular Series or Class previously established
and designated, the Trustees may by a majority vote
abolish such Series or Class and the establishment
and designation thereof. OWNERSHIP OF SHARES
Section 3. The ownership of Shares shall be recorded
in the books of the Trust or a transfer or similar
agent. The Trustees may make such rules as they
consider appropriate for the transfer of Shares and
similar matters. The record books of the Trust as
kept by the Trust or by any transfer or similar
agent, as the case may be, shall be conclusive as to
who are the holders of Shares and as to the number of
Shares held from time to time by each Shareholder.
INVESTMENT IN THE TRUST
Section 4. The Trustees shall accept investments in
the Trust from such persons and on such terms as they
may, from time to time, authorize. Such investments
may be in the form of cash, securities, or other
property in which the appropriate Series is
authorized to invest, valued as provided in Article
X, Section 3. After the date of the initial
contribution of capital, the number of Shares to
represent the initial contribution may in the
Trustees' discretion be considered as outstanding,
and the amount received by the Trustees on account of
the contribution shall be treated as an asset of the
Trust. Subsequent investments in the Trust shall be
credited to each Shareholder's account in the form of
full Shares at the Net Asset Value per Share next
determined after the investment is received;
provided, however, that the Trustees may, in their
sole discretion (a) impose a sales charge or other
fee upon investments in the Trust or Series or any
Classes thereof, and (b) issue fractional Shares.
ASSETS AND LIABILITIES OF SERIES AND CLASSES
Section 5. All consideration received by the Trust
for the issue or sale of Shares of a particular
Series, together with all assets in which such
consideration is invested or reinvested, all income,
earnings, profits, and proceeds thereof, including
any proceeds derived from the sale, exchange, or
liquidation of such assets, and any funds or payments
derived from any reinvestment of such proceeds in
whatever form the same may be, shall be referred to
as "assets belonging to" that Series. In addition,
any assets, income, earnings, profits, and proceeds
thereof, funds, or payments that are not readily
identifiable as belonging to any particular Series or
Class, shall be allocated by the Trustees between and
among one or more of the Series or Classes in such
manner as they, in their sole discretion, deem fair
and equitable. Each such allocation shall be
conclusive and binding upon the Shareholders of all
Series or Classes for all purposes and shall be
referred to as assets belonging to that Series or
Class. The assets belonging to a particular Series
shall be so recorded upon the books of the Trust or
of its agent or agents and shall be held by the
Trustees in trust for the benefit of the holders of
Shares of that Series.
The assets belonging to each particular Series shall
be charged with the liabilities of that Series and
all expenses, costs, charges, and reserves
attributable to that Series, except that liabilities
and expenses may, in the Trustees' discretion, be
allocated solely to a particular Class and, in which
case, shall be borne by that Class. Any general
liabilities, expenses, costs, charges, or reserves of
the Trust that are not readily identifiable as
belonging to any particular Series or Class shall be
allocated and charged by the Trustees between or
among any one or more of the Series or Classes in
such manner as the Trustees, in their sole
discretion, deem fair and equitable and shall be
referred to as "liabilities belonging to" that Series
or Class. Each such allocation shall be conclusive
and binding upon the Shareholders of all Series or
Classes for all purposes. Any creditor of any Series
may look only to the assets of that Series to satisfy
such creditor's debt. No Shareholder or former
Shareholder of any Series shall have a claim on or
any right to any assets allocated or belonging to any
other Series.
NO PREEMPTIVE RIGHTS
Section 6. Shareholders shall have no preemptive or
other right to subscribe to any additional Shares or
other securities issued by the Trust or the Trustees.
STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY
Section 7. Shares shall be deemed to be personal
property giving only the rights provided in this
instrument. Every shareholder by virtue of having
become a shareholder shall be held to have expressly
assented and agreed to be bound by the terms hereof.
No Shareholder of the Trust and of each Series shall
be personally liable for the debts, liabilities,
obligations, and expenses incurred by, contracted
for, or otherwise existing with respect to, the Trust
or by or on behalf of any Series. The Trustees shall
have no power to bind any Shareholder personally or
to call upon any Shareholder for the payment of any
sum of money or assessment whatsoever other than such
as the Shareholder may, at any time, personally agree
to pay by way of subscription for any Shares or
otherwise. Every note, bond, contract, or other
undertaking issued by or on behalf of the Trust or
the Trustees relating to the Trust or to a Series
shall include a recitation limiting the obligation
represented thereby to the Trust or to one or more
Series and its or their assets (but the omission of
such a recitation shall not operate to bind any
Shareholder or Trustee).
                     ARTICLE IV
                    THE TRUSTEES
MANAGEMENT OF THE TRUST
Section 1. The business and affairs of the Trust
shall be managed by the Trustees, and they shall have
all powers necessary and desirable to carry out that
responsibility.
INITIAL TRUSTEES; ELECTION
Section 2. The initial Trustees shall be at least
three individuals who shall affix their signatures
hereto. On a date fixed by the Trustees, the
Shareholders shall elect not less than three
Trustees. A Trustee shall not be required to be a
Shareholder of the Trust.
TERM OF OFFICE OF TRUSTEES
Section 3. The Trustees shall hold office during the
lifetime of this Trust, and until its termination as
hereinafter provided; except (a) that any Trustee may
resign his trust by written instrument signed by him
and delivered to the other Trustees, which shall take
effect upon such delivery or upon such later date as
is specified therein; (b) that any Trustee may be
removed at any time by written instrument, signed by
at least two-thirds (2/3) of the number of Trustees
prior to such removal, specifying the date when such
removal shall become effective; (c) that any Trustee
who requests in writing to be retired or who has
become incapacitated by illness or injury may be
retired by written instrument signed by a majority of
the other Trustees, specifying the date of his
retirement; and (d) a Trustee may be removed at any
special meeting of the Trust by a vote of two-thirds
(2/3) of the outstanding Shares.
RESIGNATION AND APPOINTMENT OF TRUSTEES
Section 4. In case of the declination, death,
resignation, retirement, or removal of any of the
Trustees, or in case a vacancy shall, by reason of an
increase in number of the Trustees, or for any other
reason, exist, the remaining Trustees shall fill such
vacancy by appointing such other person as they in
their discretion shall see fit consistent with the
limitations under the 1940 Act. Such appointment
shall be evidenced by a written instrument signed by
a majority of the Trustees in office or by recording
in the records of the Trust, whereupon the
appointment shall take effect. An appointment of a
Trustee may be made by the Trustees then in office in
anticipation of a vacancy to occur by reason of
retirement, resignation, or increase in number of
Trustees effective at a later date, provided that
said appointment shall become effective only at or
after the effective date of said retirement,
resignation, or increase in number of Trustees. As
soon as any Trustee so appointed shall have accepted
this Trust, the Trust estate shall vest in the new
Trustee or Trustees, together with the continuing
Trustees, without any further act or conveyance, and
he shall be deemed a Trustee hereunder. The foregoing
power of appointment is subject to the provisions of
Section 16(a) of the 1940 Act, as modified by or
interpreted by any applicable order or orders of the
Commission or any rules or regulations adopted or
interpretative releases of the Commission.
TEMPORARY ABSENCE OF TRUSTEES
Section 5. Any Trustee may, by power of attorney,
delegate his power for a period not exceeding six (6)
months at any one time to any other Trustee or
Trustees, provided that in no case shall less than
two Trustees personally exercise the other powers
hereunder except as herein otherwise expressly
provided.
NUMBER OF TRUSTEES
Section  6. The number of Trustees, not less than
three  (3)  nor more  than  twelve (12), serving
hereunder at any time  shall  be determined by the
Trustees themselves.
Whenever a vacancy in the Board of Trustees shall
occur, until such vacancy is filled, or while any
Trustee is physically or mentally incapacitated by
reason of disease or otherwise, the other Trustees
shall have all the powers hereunder and the
certificate of the other Trustees of such vacancy or
incapacity shall be conclusive.
EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE
Section 7. The death, declination, resignation,
retirement, removal, incapacity, or inability of the
Trustees, or any one of them, shall not operate to
annul the Trust or to revoke any existing agency
created pursuant to the terms of this Declaration of
Trust.
OWNERSHIP OF ASSETS OF THE TRUST
Section 8. The assets of the Trust shall be held
separate and apart from any assets now or hereafter
held in any capacity other than as Trustee hereunder
by the Trustees or any successor Trustees. All of the
assets of the Trust shall at all times be considered
as vested in the Trustees. No Shareholder shall be
deemed to have a severable ownership in any
individual asset of the Trust or any right of
partition or possession thereof, but each Shareholder
shall have a proportionate undivided beneficial
interest in the Trust or Series.
                      ARTICLE V
               POWERS OF THE TRUSTEES
POWERS
Section 1. The Trustees, in all instances, shall act
as principals and are and shall be free from the
control of the Shareholders. The Trustees shall have
full power and authority to do any and all acts and
to make and execute any and all contracts and
instruments that they may consider necessary or
appropriate in connection with the management of the
Trust. Except as otherwise provided herein or in the
1940 Act, the Trustees shall not in any way be bound
or limited by present or future laws or customs in
regard to trust investments, but shall have full
authority and power to make any and all investments
that they, in their discretion, shall deem proper to
accomplish the purpose of this Trust. Subject to any
applicable limitation in this Declaration of Trust or
the Bylaws of the Trust, if any, the Trustees shall
have power and authority:
(a) To invest and reinvest cash and other property,
and to hold cash or other property uninvested
without, in any event, being bound or limited by any
present or future law or custom in regard to
investments by Trustees, and to sell, exchange, lend,
pledge, mortgage, hypothecate, write options on, and
lease any or all of the assets of the Trust.
(b) To adopt Bylaws not inconsistent with this
Declaration of Trust providing for the conduct of the
business of the Trust and to amend and repeal them to
the extent that they do not reserve that right to the
Shareholders.
(c) To elect and remove such officers and appoint and
terminate such agents as they consider appropriate.
(d) To employ one or more banks, trust companies,
companies that are members of a national securities
exchange, or other entities permitted under the 1940
Act, as modified by or interpreted by any applicable
order or orders of the Commission or any rules or
regulations adopted or interpretative releases of the
Commission thereunder, as custodians of any assets of
the Trust subject to any conditions set forth in this
Declaration of Trust or in the Bylaws, if any.
(e) To retain a transfer agent and Shareholder
servicing agent, or both.
(f)  To  provide for the distribution of interests of
the  Trust either  through a Principal Underwriter in
the manner hereinafter provided for or by the Trust
itself, or both.
(g) To set record dates in the manner hereinafter
provided for. (h) To delegate such authority as they
consider desirable to any officers of the Trust and
to any investment adviser, manager, custodian,
underwriter, or other agent or independent
contractor. (i) To sell or exchange any or all of the
assets of the Trust, subject to the provisions of
Article XII, Section 4 hereof.
(j) To vote or give assent or exercise any rights of
ownership with respect to stock or other securities
or property; and to
execute and deliver powers of attorney to such person
or persons as the Trustees shall deem proper,
granting to such person or persons such power and
discretion with relation to securities or property as
the Trustees shall deem proper.
(k) To exercise powers and rights of subscription or
otherwise which in any manner arise out of ownership
of securities.
(l) To hold any security or property in a form not
indicating any trust, whether in bearer,
unregistered, or other negotiable form; or either in
its own name or in the name of a custodian or a
nominee or nominees.
(m)  To  establish separate and distinct Series  with
separately defined   investment   objectives  and
policies   and   distinct investment purposes in
accordance with the provisions of Article III and to establish Classes of such Series having relative rights, powers, and duties as the Trustees may provide consistent with applicable laws.
(n) To allocate assets, liabilities, and expenses of the Trust to a particular Series or Class, as appropriate, or to apportion the same between or among two or more Series or Classes, as appropriate, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series as provided for in Article III.
(o) To consent to or participate in any plan for the reorganization, consolidation, or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust.
(p) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes.
(q) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided for.
(r) To borrow money, and to pledge, mortgage, or hypothecate the assets of the Trust, subject to the applicable requirements of the 1940 Act.
(s) To establish, from time to time, a minimum total investment for Shareholders and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder.
(t) To operate as and carry on the business of an investment company and to exercise all the powers necessary and appropriate to the conduct of such operations.

(u) To interpret the investment policies, practices or limitations of any Series.
(v) To issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Article III and Article X, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or the particular Series of the Trust, with respect to which such Shares are issued.
(w) Notwithstanding any other provision hereof, to invest all or a portion of the assets of any Series in one or more open-end investment companies, including investment by means of transfer of such assets in exchange for an interest or interests in such investment company or companies or by any other method approved by the Trustees.
(x) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.
The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable
Series and not an action in an individual capacity.
The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust or any Series or Class thereof.
No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.
TRUSTEES AND OFFICERS AS SHAREHOLDERS
Section 2. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person of any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the Bylaws, if any.
ACTION BY THE TRUSTEES
Section 3. Except as otherwise provided herein or in the 1940 Act, the Trustees shall act by majority vote at a meeting duly called or by unanimous written consent without a meeting or by telephone consent provided a quorum of Trustees participate in any such telephonic meeting, unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person. At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees or by any two other Trustees. Notice of the time, date, and place of all meetings of the Trustees shall be given by the party calling the meeting to each Trustee by telephone, telefax, telegram, or other electro-mechanical means sent to his home or business address at least twenty-four
(24) hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two (72) hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one of their number their authority to approve particular matters or take particular actions on behalf of the Trust. Written consents or waivers of Trustees may be executed in one or more counterparts. Execution of a written consent or waiver and delivery thereof to the Trust may be accomplished by telefax or other electro-mechanical means. CHAIRMAN OF THE TRUSTEES
Section 4. The Trustees may appoint one of their number to be Chairman of the Board of Trustees. The
Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be the chief executive, financial and accounting officer of the Trust.
                     ARTICLE VI
                EXPENSES OF THE TRUST
TRUSTEE REIMBURSEMENT
Section 1. Subject to the provisions of Article III,
Section 5, the Trustees shall be reimbursed from the Trust estate or the assets belonging to the appropriate Series for their expenses and disbursements, including, without limitation, fees and expenses of Trustees who are not Interested
Persons of the Trust; interest expense, taxes, fees and commissions of every kind; expenses of pricing
Trust portfolio securities; expenses of issue, repurchase and redemption of shares including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Shares under Federal and state laws and regulations; charges of custodians, transfer agents, and registrars; expenses of preparing and setting up in type prospectuses and statements of additional information; expenses of printing and distributing prospectuses sent to existing Shareholders; auditing and legal expenses;
reports to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor;
insurance expense; association membership dues; and for such non-recurring items as may arise, including litigation to which the Trust is a party; and for all losses and liabilities by them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses, and liabilities the Trustees shall have a lien on the assets belonging to the appropriate Series prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.
                     ARTICLE VII
   INVESTMENT ADVISER, PRINCIPAL UNDERWRITER, AND
                   TRANSFER AGENT
INVESTMENT ADVISER
Section 1. Subject to applicable requirements of the 1940 Act, as modified by or interpreted by any applicable order of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder, the Trustees may, in their discretion and from time to time, enter into an investment advisory or management contracts with respect to the Trust or any Series thereof whereby the other party to such contracts shall undertake to furnish the Trustees such management, investment advisory, statistical, and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may, in their discretion, determine.
Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the investment adviser(s) (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities and other investment instruments of the Trust on behalf of the Trustees or may authorize any officer, agent, or Trustee to effect such purchases, sales, or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales, and exchanges shall be deemed to have been authorized by all of the Trustees.
The Trustees may, subject to applicable requirements of the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder, including those relating to Shareholder approval, authorize the investment adviser to employ one or more sub-advisers from time to time to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser.
PRINCIPAL UNDERWRITER
Section 2. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive contract on behalf of the Trust or any Series or Class thereof providing for the sale of the Shares, whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as may be prescribed in the Bylaws, if any, and such further terms and conditions as the Trustees may, in their discretion, determine not inconsistent with the provisions of this Article VII or of the Bylaws, if any. Such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.
TRANSFER AGENT
Section 3. The Trustees may, in their discretion and from time to time, enter into one or more transfer agency and Shareholder service contracts whereby the other party shall undertake to furnish the Trustees with transfer agency and Shareholder services. Such contracts shall be on such terms and conditions as the Trustees may, in their discretion, determine not inconsistent with the provisions of this Declaration of Trust or of the Bylaws, if any. Such services may be provided by one or more entities.
PARTIES TO CONTRACT
Section 4. Any contract of the character described in Sections 1, 2 and 3 of this Article VII or in Article
IX hereof may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article VII or the Bylaws, if any. The same person (including a firm, corporation, partnership, trust, or association) may be the other party to contracts entered into pursuant to Sections 1, 2 and 3 above or Article IX, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.
PROVISIONS AND AMENDMENTS
Section 5. Any contract entered into pursuant to Sections 1 and 2 of this Article VII shall be consistent with and subject to the requirements of
Section 15 of the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission (or other applicable Act of Congress hereafter enacted), with respect to its continuance in effect, its amendment, its termination, and the method of authorization and approval of such contract or renewal thereof.
                    ARTICLE VIII
      SHAREHOLDERS' VOTING POWERS AND MEETINGS
VOTING POWERS
Section 1. The Shareholders shall have power to vote
(a) for the election of Trustees as provided in
Article IV, Section 2; (b) for the removal of
Trustees as provided in Article IV, Section 3(d); (c) with respect to any investment advisory or management contract as provided in Article VII, Sections 1 and 5; (d) with respect to any termination, merger, consolidation, reorganization, or sale of assets of the Trust or any of its Series or Classes as provided in Article XII, Section 4; (e) with respect to the amendment of this Declaration of Trust as provided in
Article XII, Section 7; (f) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, provided, however, that a Shareholder of a particular Series shall not be entitled to bring any derivative or class action on behalf of any other
Series of the Trust; and (g) with respect to such additional matters relating to the Trust as may be required or authorized by law, by this Declaration of Trust, or the Bylaws of the Trust, if any, or any registration of the Trust with the Commission or any state, as the Trustees may consider desirable.
On any matter submitted to a vote of the Shareholders, all Shares shall be voted by individual
Series, except as provided in the following sentence and except (a) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual
Series; and (b) when the Trustees have determined that the matter affects only the interests of one or more Series, then only the Shareholders of such Series shall be entitled to vote thereon. The
Trustees may also determine that a matter affects only the interests of one or more Classes of a Series, in which case, any such matter shall be voted on by such Class or Classes. A Shareholder of each Series or Class thereof shall be entitled to one vote for each dollar of net asset value (number of Shares owned times net asset value per share) of such Series or Class thereof on any matter on which such Shareholder is entitled to vote, and each fractional dollar amount shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or any Bylaws of the Trust, if any, to be taken by Shareholders.
MEETINGS
Section 2. The first Shareholders' meeting shall be held as specified in Section 2 of Article IV at the principal office of the Trust or such other place as the Trustees may designate. Special meetings of the Shareholders of any Series may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least one-tenth (1/10) of the outstanding Shares entitled to vote. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940
Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said
Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record.
Shareholders shall be entitled to at least fifteen
(15) days' notice of any meeting.
QUORUM AND REQUIRED VOTE
Section 3. A majority of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any Series or Class shall vote as a Series or Class then a majority of the aggregate number of Shares of that Series or Class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or Class. Any lesser number shall be sufficient for adjournments.
Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice.
Except when a larger vote is required by applicable law or by any provision of this Declaration of Trust or the Bylaws, if any, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any Series or Class shall vote as a Series or Class, then a majority of the Shares of that Series or Class voted on the matter shall decide that matter insofar as that Series or Class is concerned. Shareholders may act by unanimous written consent. Actions taken by a Series or Class may be consented to unanimously in writing by Shareholders of that Series or Class.
                           ARTICLE IX
                      CUSTODIAN
APPOINTMENT AND DUTIES
Section 1. The Trustees shall at all times employ a bank, a company that is a member of a national securities exchange, trust company, or other entity permitted under the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder, having capital, surplus, and undivided profits of at least two million dollars ($2,000,000), or such other amount as shall be allowed by the Commission or by the 1940 Act, as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Trust, if any:
(1) to hold the securities owned by the Trust and deliver the same upon written order or oral order, if confirmed in writing, or by such electro-mechanical or electronic devices as are agreed to by the Trust and the custodian, if such procedures have been authorized in writing by the Trust;
(2) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;
and
(3) to disburse such funds upon orders or vouchers;
and the Trust may also employ such custodian as its agent:
(1) to keep the books and accounts of the Trust and furnish clerical and accounting services; and
(2) to compute, if authorized to do so, the Net Asset
Value of any Series or Class thereof in accordance with the provisions hereof; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.
The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such su-custodian shall be a bank, a company that is a member of a national securities exchange, trust company, or other entity permitted under the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder, having capital, surplus, and undivided profits of at least two million dollars ($2,000,000), or such other amount as shall be allowed by the Commission or by the 1940 Act.
CENTRAL DEPOSITORY SYSTEM
Section 2. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934 or such other person as may be permitted by the Commission or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities; provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodian, subcustodians, or other authorized agents.
                      ARTICLE X
 DISTRIBUTIONS, REDEMPTIONS AND DETERMINATION OF NET
                     ASSET VALUE
DISTRIBUTIONS
Section 1.
(a) The Trustees may from time to time declare and pay dividends. The amount of such dividends and the payment of them shall be wholly in the discretion of the Trustees.
(b) The Trustees shall have the power, to the fullest extent permitted by the laws of Massachusetts, at any time to declare and cause to be paid dividends on Shares of a particular Series, from the assets belonging to that Series, which dividends, at the election of the Trustees, may be paid daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, and may be payable in Shares of that Series, or Classes thereof, at the election of each Shareholder of that Series.
The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans, or related plans as the Trustees shall deem appropriate.
(c) Anything in this instrument to the contrary notwithstanding, the Trustees may at any time declare and distribute a dividend of stock or other property pro rata among the Shareholders of a particular
Series, or Class thereof, as of the record date of that Series or Class fixed as provided in Article
XII, Section 3. REDEMPTIONS
Section 2. In case any holder of record of Shares of a particular Series or Class of a Series desires to dispose of his Shares, he may deposit at the office of the transfer agent or other authorized agent of that Series a written request or such other form of request as the Trustees may, from time to time, authorize, requesting that the Series purchase the Shares in accordance with this Section 2; and the Shareholder so requesting shall be entitled to require the Series to purchase, and the Series or the principal underwriter of the Series shall purchase his said Shares, but only at the Net Asset Value thereof (as described in Section 3 hereof). The
Series shall make payment for any such Shares to be redeemed, as aforesaid, in cash or property from the assets of that Series, and payment for such Shares less any applicable deferred sales charges and/or fees shall be made by the Series or the principal underwriter of the Series to the Shareholder of record within seven (7) days after the date upon which the request is effective.
DETERMINATION OF NET ASSET VALUE AND VALUATION OF
PORTFOLIO ASSETS
Section 3. The term "Net Asset Value" of any Series or Class shall mean that amount by which the assets of that Series or Class exceed its liabilities, all as determined by or under the direction of the Trustees. Such value per Share shall be determined separately for each Series or Class of Shares and shall be determined on such days and at such times as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees, provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act and the rules, regulations, and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any order of the Commission applicable to the Series. The Trustees may delegate any of its powers and duties under this
Section 3 with respect to appraisal of assets and liabilities. At any time, the Trustees may cause the value per Share last determined to be determined again in a similar manner and may fix the time when such redetermined value shall become effective.
SUSPENSION OF THE RIGHT OF REDEMPTION
Section 4. The Trustees may declare a suspension of the right of redemption or postpone the date of payment as permitted under the
1940 Act. Such suspension shall take effect at such time as the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share existing after the termination of the suspension. In the event that any Series is divided into Classes, the provisions of this Section, to the extent applicable as determined in the discretion of the Trustees and consistent with applicable law, may be equally applied to each such Class.
REDEMPTION OF SHARES
Section 5. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including, but not limited to, (i) the determination of the Trustees that direct or indirect ownership of Shares of any Series has or may become concentrated in such Shareholder to an extent that would disqualify any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto), (ii) the failure of a Shareholder to supply a tax identification number if required to do so, or (iii) the failure of a Shareholder to pay when due for the purchase of Shares issued to him. The redemption shall be effected at the redemption price and in the manner provided in this Article X. The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.
                     ARTICLE XI
     LIMITATION OF LIABILITY AND INDEMNIFICATION
LIMITATION OF LIABILITY
Section 1. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee, or investment adviser of the Trust, but nothing contained herein shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. INDEMNIFICATION OF COVERED PERSONS
Section 2.
(a) Subject to the exceptions and limitations contained in Section (b) below:
(i) every person who is, or has been, a Trustee or officer of the Trust (hereinafter referred to as "Covered Person") shall be indemnified by the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit, or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;
(ii) the words "claim," "action," "suit," or
"proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.
(b) No indemnification shall be provided hereunder to a Covered Person:
(i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or
(ii) in the event of a settlement, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office, (A) by the court or other body approving the settlement;
(B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or
(C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trialtype inquiry);
provided, however, that any Shareholder may, by appropriate legal proceedings, challenge any such determination by the Trustees, or by independent counsel.
(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered
Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law.
(d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in Paragraph
(a) of this Section 2 may be paid by the applicable
Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section 2; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking; (ii) the Trust is insured against losses arising out of any such advance payments; or (iii) either a majority of the Trustees who are neither interested persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Section
2.
INDEMNIFICATION OF SHAREHOLDERS
Section 3. In case any Shareholder or former
Shareholder of any Series of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Series shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Series and satisfy any judgment thereon.
                           ARTICLE XII
                    MISCELLANEOUS
TRUST NOT A PARTNERSHIP, ETC.
Section 1. It is hereby expressly declared that a trust is created hereby and not a partnership, joint stock association, corporation, bailment, or any form of a legal relationship other than a trust. No
Trustee hereunder shall have any power to personally bind either the Trust's officers or any Shareholder.
All persons extending credit to, contracting with, or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate
Series for payment under such credit, contract, or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present, or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.
TRUSTEES' GOOD FAITH ACTION, EXPERT ADVICE, NO BOND
OR SURETY Section 2. The exercise by the Trustees of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of Section 1 of this Article XII and to Article XI, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Section 1 of this
Article XII and to Article XI, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The
Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.
ESTABLISHMENT OF RECORD DATES
Section 3. The Trustees may close the stock transfer books of the Trust for a period not exceeding sixty
(60) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date for payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed or aforesaid.
DURATION; TERMINATION OF TRUST, A SERIES OR A CLASS;
MERGERS, ETC.
Section 4.1. Duration. The Trust shall continue without limitation of time, but subject to the provisions of this Article XII.
Section 4.2. Termination of the Trust, a Series or a Class.

(a) Subject to applicable Federal and state law, the Trust or any Series or Class thereof may be terminated:

(i) by Majority Shareholder Vote of the Trust, each
Series affected, or each Class affected, as the case may be; or

(ii) without the vote or consent of Shareholders by a majority of the Trustees either at a meeting or by written consent.

The Trustees shall provide written notice to the
affected Shareholders of a termination effected under
clause (ii) above. Upon the termination of the Trust
or the Series or Class,
(i) the Trust or the Series or Class shall carry on
no business except for the purpose of winding up its
affairs;
(ii) the Trustees shall proceed to wind up the
affairs of the Trust or the Series or Class, and all
of the powers of the Trustees under this Declaration
of Trust shall continue until the affairs of the
Trust shall have been wound up, including the power
to fulfill or discharge the contracts of the Trust or
the Series or Class thereof; collect its assets;
sell, convey, assign, exchange, transfer, or
otherwise dispose of all or any part of the remaining
Trust property or Trust property allocated or
belonging to such Series or Class to one or more
persons at public or private sale for consideration
that may consist in whole or in part of cash,
securities, or other property of any kind; discharge
or pay its liabilities; and do all other acts
appropriate to liquidate its business; provided that
any sale, conveyance, assignment, exchange, transfer,
or other disposition of all or substantially all the
Trust property or Trust property allocated or
belonging to such Series or Class (other than as
provided in (iii) below) shall require Shareholder
approval in accordance with Section 4.3 below; and
(iii) after paying or adequately providing for the
payment of all liabilities, and upon receipt of such
releases, indemnities, and refunding agreements as
they deem necessary for their protection, the
Trustees may distribute the remaining Trust property
or the remaining property of the terminated Series or
Class, in cash or in kind or partly each, among the
Shareholders of the Trust or the Series or Class
according to their respective rights; and
(b) after termination of the Trust or the Series or
Class and distribution to the Shareholders as herein
provided, a majority of the Trustees shall execute
and lodge among the records of the Trust and file
with the Secretary of The Commonwealth of
Massachusetts, if required, an instrument in writing
setting forth the fact of such termination, and the
Trustees shall thereupon be discharged from all
further liabilities and duties with respect to the
Trust or the terminated Series or Class, and the
rights and interests of all Shareholders of the Trust
or the terminated Series or Class shall thereupon
cease.
Section 4.3. Merger, Consolidation, and Sale of
Assets. Subject to applicable Federal and state law
and except as otherwise provided in Section 4.4
below, the Trust or any Series or Class thereof may
merge or consolidate with any other corporation,
association, trust, or other organization or may
sell, lease, or exchange all or a portion of the
Trust property or Trust property allocated or
belonging to such Series or Class, including its good
will, upon such terms and conditions and for such
consideration when and as authorized at any meeting
of Shareholders called for such purpose by a Majority
Shareholder Vote of the Trust or affected Series or
Class, as the case may be. Such transactions may be
effected through share-for-share exchanges, transfers
or sale of assets, shareholder in-kind redemptions
and purchases, exchange offers, or any other method
approved by the Trustees.
Section 4.4. Incorporation; Reorganization. Subject
to applicable Federal and state law, the Trustees may
without the vote or consent of Shareholders cause to
be organized or assist in organizing a corporation or
corporations under the laws of any jurisdiction or
any other trust, partnership, limited liability
company, association, or other organization to take
over all or a portion of the Trust property or all or
a portion of the Trust
property allocated or belonging to such Series or
Class or to carry on any business in which the Trust
shall directly or indirectly have any interest, and
to sell, convey and transfer the Trust property or
the Trust property allocated or belonging to such
Series or Class to any such corporation, trust,
limited liability company, partnership, association,
or organization in exchange for the shares or
securities thereof or otherwise, and to lend money
to, subscribe for the shares or securities of, and
enter into any contracts with any such corporation,
trust, partnership, limited liability company,
association, or organization, or any corporation,
partnership, limited liability company, trust,
association, or organization in which the Trust or
such Series holds or is about to acquire shares or
any other interest. Subject to applicable Federal and
state law, the Trustees may also cause a merger or
consolidation between the Trust or any successor
thereto or any Series or Class thereof and any such
corporation, trust, partnership, limited liability
company, association, or other organization. Nothing
contained herein shall be construed as requiring
approval of Shareholders for the Trustees to organize
or assist in organizing one or more corporations,
trusts, partnerships, limited liability companies,
associations, or other organizations and selling,
conveying, or transferring the Trust property or a
portion of the Trust property to such organization or
entities; provided, however, that the Trustees shall
provide written notice to the affected Shareholders
of any transaction whereby, pursuant to this Section
4.4, the Trust or any Series or Class thereof sells,
conveys, or transfers all or a portion of its assets
to another entity or merges or consolidates with
another entity. Such transactions may be effected
through share-for-share exchanges, transfers or sale
of assets, shareholder in-kind redemptions and
purchases, exchange offers, or any other method
approved by the Trustees. FILING OF COPIES,
REFERENCES, AND HEADINGS
Section 5. The original or a copy of this instrument
and of each Declaration of Trust supplemental hereto
shall be kept at the office of the Trust where it may
be inspected by any Shareholder. A copy of this
instrument and of each supplemental Declaration of
Trust shall be filed by the Trustees with the
Secretary of The Commonwealth of Massachusetts and
the Boston City Clerk, as well as any other
governmental office where such filing may from time
to time be required. Anyone dealing with the Trust
may rely on a certificate by an officer or Trustee of
the Trust as to whether or not any such supplemental
Declarations of Trust have been made and as to any
matters in connection with the Trust hereunder, and
with the same effect as if it were the original, may
rely on a copy certified by an officer or Trustee of
the Trust to be a copy of this instrument or of any
such supplemental Declaration of Trust. In this
instrument or in any such supplemental Declaration of
Trust, references to this instrument and all
expressions like "herein," "hereof" and "hereunder,"
shall be deemed to refer to this instrument as
amended or affected by any such supplemental
Declaration of Trust. Headings are placed herein for
convenience of reference only and in case of any
conflict, the text of this instrument, rather than
the headings, shall control. This instrument may be
executed in any number of counterparts each of which
shall be deemed an original.
APPLICABLE LAW
Section 6. The Trust set forth in this instrument is
made in The Commonwealth of Massachusetts, and it is
created under and is to be governed by and construed
and administered according to the laws of said
Commonwealth. The Trust shall be of the type commonly
called a Massachusetts business trust, and without
limiting the provisions hereof, the Trust may
exercise all powers which are ordinarily exercised by
such a trust, and the absence of a specific reference
herein to any such power, privilege, or action shall
not imply that the Trust may not exercise such power
or privilege or take such actions.
AMENDMENTS
Section 7. Except as specifically provided herein,
the Trustees may, without shareholder vote, amend or
otherwise supplement this Declaration of Trust by
making an amendment, a Declaration of Trust
supplemental hereto or an amended and restated
Declaration of Trust. Shareholders shall have the
right to vote (a) on any amendment that would affect
their right to vote granted in Section 1 of Article
VIII; (b) on any amendment that would alter the
maximum number of Trustees permitted under Section 6
of Article IV; (c) on any amendment to this Section
7; (d) on any amendment as may be required by law or
by the Trust's registration statement filed with the
Commission; and (e) on any amendment submitted to
them by the Trustees. Any amendment required or
permitted to be submitted to Shareholders that, as
the Trustees determine, shall affect the Shareholders
of one or more Series or Classes shall be authorized
by vote of the Shareholders of each Series or Class
affected and no vote of shareholders of a Series or
Class not affected shall be required. Notwithstanding
anything else herein, any amendment to Article XI
shall not limit the rights to indemnification or
insurance provided therein with respect to action or
omission of Covered Persons prior to such amendment.
FISCAL YEAR
Section 8. The fiscal year of the Trust shall end on
a specified date as set forth in the Bylaws, if any,
provided, however, that the Trustees may, without
Shareholder approval, change the fiscal year of the
Trust.
USE OF THE WORD "FIDELITY"
Section 9. Fidelity Management & Research Company
("FMR") has consented to the use by any Series of the
Trust of the identifying word "Fidelity" in the name
of any Series of the Trust at some future date. Such
consent is conditioned upon the employment of FMR or
a subsidiary or affiliate thereof as investment
adviser of
each Series of the Trust. As between the Trust and
itself, FMR controls the use of the name of the Trust
insofar as such name contains the identifying word
"Fidelity." FMR may from time to time use the
identifying word "Fidelity" in other connections and
for other purposes, including, without limitation, in
the names of other investment companies,
corporations, or businesses that it may manage,
advise, sponsor or own or in which it may have a
financial interest. FMR may require the Trust or any
Series thereof to cease using the identifying word
"Fidelity" in the name of the Trust or any Series
thereof if the Trust or any Series thereof ceases to
employ FMR or a subsidiary or affiliate thereof as
investment adviser.
PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS
Section 10. (a) The provisions of this Declaration of
Trust are severable, and, if the Trustees shall
determine, with the advice of counsel, that any of
such provisions is in conflict with the 1940 Act, the
regulated investment company provisions of the
Internal Revenue Code or with other applicable laws
and regulations, the conflicting provision shall be
deemed never to have constituted a part of this
Declaration of Trust; provided, however, that such
determination shall not affect any of the remaining
provisions of this Declaration of Trust or render
invalid or improper any action taken or omitted prior
to such determination.
(b) If any provision of this Declaration of Trust
shall be held invalid or unenforceable in any
jurisdiction, such invalidity or unenforceability
shall attach only to such provision in such
jurisdiction and shall not in any manner affect such
provisions in any other jurisdiction or any other
provision of this Declaration of Trust in any
jurisdiction.
IN WITNESS WHEREOF, the undersigned, being all of the
Trustees of
the Trust, have executed this instrument as of the
date set forth above.
/s/Edward C. Johnson 3d          /s/Peter S. Lynch
Edward C. Johnson 3d*            Peter S.
Lynch*


/s/Ralph F. Cox                  /s/William
O. McCoy
Ralph F. Cox                     William O.
McCoy


/s/Phyllis Burke Davis           /s/Gerald
C. McDonough
Phyllis Burke Davis              Gerald C.
McDonough


/s/Robert M. Gates               /s/Marvin
L. Mann
Robert M. Gates                  Marvin L.
Mann


/s/Donald J. Kirk                /s/Robert
C. Pozen
Donald J. Kirk                   Robert C.
Pozen*

/s/Ned C. Lautenbach             /s/Thomas
R. Williams
Ned C. Lautenbach                Thomas R.
Williams


*Interested Trustees